Exhibit 10.1
THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into and is effective on this 21st day of May, 2008 by and between BMXP Holdings, Inc., a Delaware corporation with principal address at 8885 Rio San Diego (the “Buyer”), and Michael Borish, Edmund F. Curtis and John Holwell (collectively the “Sellers” and individually “Seller”). As used in this Agreement, the term, “Parties” shall refer to the Buyer and the Seller jointly.

WHEREAS:

A.
Sellers desire to sell and transfer to Buyer, all of the outstanding share capital of Freedom Environmental Services, Inc., a Florida corporation whose address is 7395 Hoffner Avenue, Orlando, Florida 32822 (the “Freedom Stock”) for a total purchase price of 20,704,427 newly issued  shares of the common stock of Buyer (the “Purchase Price”).

B.
Buyer desires to purchase from Sellers the Freedom Stock for the Purchase Price.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. PURCHASE AND SALE:  Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Sellers shall sell, convey, transfer, and deliver to the Buyer certificates representing such stock, and the Buyer shall purchase from the Seller the Freedom Stock in consideration of the Purchase Price set forth in this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF SELLERS:  Sellers hereby individually and collectively warrant and represent:

(a) Organization, Standing and Business.  Freedom Environmental Services, Inc. (“FES”) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority and has licenses, permits, and authorizations necessary to carry on the Business (such business consisting of liquid and septic waste removal and full service plumbing) in which it is engaged and to own and use the properties owned and used by it.

            (b) Restrictions on Stock.

i. The Sellers are not a party to any agreement, written or oral, creating rights in respect to the Freedom Stock in any third person or relating to the voting of the Freedom Stock.

ii. Sellers are the lawful owners of the Freedom Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption   agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Freedom Stock, nor are there any securities convertible into the Freedom Stock.

iv. Neither the execution and the delivery of this Agreement, nor the consummation of this transaction will (1) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which FES is subject or any provision of the articles of incorporation or bylaws of FES, or (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which the FES is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets).

v. The Sellers have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions.

vi. Upon Closing (as defined in Paragraph 5), the Freedom Stock shall represent 100% of the share capital of FES and there shall exist no existing warrants, options, stock purchase agreements, calls or rights to subscribe of any character relating to the share capital of FES, nor shall there be any securities convertible into the share capital of FES, nor shall FES have entered into any agreement, commitment, or understanding, oral or written, which would cause FES to have any obligation to issue any additional shares of its capital stock or which would result in the issuance of additional shares of FES’ capital stock subsequent to the Closing of this transaction.

vii. Sellers have been provided with sufficient information as the Sellers have requested with respect to the Buyer for the Sellers to determine the suitability of entering into the transaction contemplated by this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF BUYER:

i. Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

ii.  Neither the execution and the delivery of this Agreement, nor the consummation of this transaction will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the articles of incorporation or bylaws of Buyer, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound

iii. Upon Closing, the Purchase Price shall represent 59.20% of the shares outstanding of the Buyer and there shall exist no existing warrants, options, stock purchase agreements, calls or rights to subscribe of any character relating to the share capital of the Buyer, nor shall there be any securities convertible into the share capital of the Buyer nor shall Buyer have entered into any agreement, commitment, or understanding, oral or written, which would cause Buyer to have any obligation to issue any additional shares of its capital stock or which would result in the issuance of additional shares of Buyer’s capital stock subsequent to the Closing of this transaction.

iv. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

v. Neither the execution and the delivery of this Agreement, nor the consummation of this transaction will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the articles of incorporation or bylaws of Buyer, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound ..

vi. Buyer has been provided with sufficient information as the Buyer has requested with respect to FES for the Buyer to determine the suitability of entering into the transaction contemplated by this Agreement.

4. CONDITIONS PRECEDENT TO BUYER’S AND SELLERS OBLIGATION TO CLOSE:

(a) The Buyer shall have completed a 1 for 20 reverse split of its shares outstanding.

(b) The Buyer shall have amended its Certificate of Incorporation in order that the name of Buyer shall be Freedom Environmental Services, Inc.

(c) The current management and Board of Directors of the Corporation shall agree to resign, such resignation to be effective upon the Closing of this Agreement, and the following persons shall have been appointed Directors:

Michael Borish, Chairman
Edmund F. Curtis, Director
John Holwell, Director

5. CLOSING.

The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at 8885 Rio San Diego, CA 92108 -- 5 days subsequent to the satisfaction of all conditions precedent of paragraph 4 of this Agreement, or such other place, date and time as the parties hereto may otherwise agree.

6. RESTRICTIVE LEGEND.

Both Buyer and Sellers agree that any securities to be issued pursuant to this Agreement shall contain the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS

7.   GENERAL PROVISIONS:

(a) Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived orally, but only in writing signed by a duly authorized officer of the Buyer and the Sellers.

(b) Governing Law, Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in  California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein  and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

BUYER:	SELLERS:
By:___________________________	__________________________________________
David R. Koos, Chairman & CEO	Michael Borish __________________________________________
BMXP Holdings Inc.	Edmund F. Curtis __________________________________________